Exhibit 99.1

PRESS RELEASE

                                                                                                                       Contact:
                                                                                                                     Trisha Tuntland
                                                                                                                    Director of Investor Relations
                                                                                                                    Cabot Microelectronics Corporation
                                                                                                                       (630) 499-2600

Cabot Microelectronics Corporation Announces Agreement to Acquire NexPlanar Corporation, a Supplier of Advanced CMP Pad Solutions

Aurora, IL, September 28, 2015 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced today that it has entered into a definitive agreement to acquire NexPlanar Corporation (NexPlanar), a privately-held, U.S. based company that specializes in the development, manufacture and sale of advanced CMP pad solutions for the semiconductor industry.  Under the acquisition agreement, Cabot Microelectronics will purchase 100 percent of the stock of NexPlanar for a purchase price of approximately $142 million, plus up to an additional $2.3 million depending upon treatment of certain unvested stock options held by NexPlanar security holders.  At closing, NexPlanar is expected to have approximately $15 million of cash and no debt.  The company intends to fund the acquisition from its available cash balance.
Cabot Microelectronics' acquisition of NexPlanar is directly aligned with its strategy to strengthen and grow its core CMP consumables business, and in particular, CMP pads.  NexPlanar has established meaningful supply positions with technology leading customers for advanced technology node applications.  The Company expects that NexPlanar's innovative ElementTM thermoset polyurethane CMP pad technology will complement its own EpicTM thermoplastic polyurethane technology.  In addition to expanding its pad product portfolio, Cabot Microelectronics anticipates that the acquisition will leverage the company's existing global sales and technology infrastructure, as well as its supply chain capabilities and quality systems.

"We are excited to combine NexPlanar with our CMP business, to enable us to deliver a broader range of world-class CMP pad solutions to the semiconductor industry," stated David Li, President and CEO of Cabot Microelectronics.  "More important, we believe that our leadership in CMP slurries, combined with an expanded CMP pad portfolio, will enable us to better serve the needs of our customers around the world, including the delivery of performance differentiated slurry and pad consumable sets.  NexPlanar's talented team has developed and commercialized unique technology that has won adoption with leading semiconductor manufacturers at advanced technology nodes.  Leveraging our extensive global infrastructure, we expect NexPlanar will enable us to accelerate growth in our CMP pads area, and more broadly, contribute to profitable growth for our company."

James LaCasse, NexPlanar's President and CEO, commented, "We are delighted to become part of Cabot Microelectronics.  We are proud of our technology and the business we have earned, and we believe that partnering with Cabot Microelectronics will enable faster growth and better support of our customers through their extensive research, development, sales and global supply chain capabilities.  We look forward to being part of the Cabot Microelectronics family and contributing to its business worldwide."

NexPlanar was established in 2003 and is headquartered in Hillsboro, Oregon.  It operates research and development, manufacturing and administrative functions there, and has approximately 100 employees.  Its trailing four quarter revenue is approximately $22 million, and it has nearly tripled its revenue over the past two years.  NexPlanar investors include Interwest Partners, BlueRun Ventures, Intel Capital and Samsung Ventures.

Cabot Microelectronics expects to close the transaction within 30 to 45 days, subject to customary closing conditions and regulatory approvals.

CONFERENCE CALL
Cabot Microelectronics will host a conference call to discuss the acquisition on September 28, 2015 at 9:00 a.m. Central Time.  The conference call will be available via live webcast and replay from the company's website, www.cabotcmp.com, or by phone at (844) 825-4410.  Callers outside the U.S. can dial (973) 638-3236.  The conference code for the call is 48844589.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company's website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,025 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

ABOUT NEXPLANAR CORPORATION
NexPlanar Corporation has developed unique technology that enables it to modulate CMP pad properties, such as pad hardness, pore size, compressibility and groove profiles, to develop customized solutions for demanding semiconductor applications and integration schemes, including those for emerging technologies.  These solutions allow for low stress CMP (required for the most advanced CMP applications) and result in an order of magnitude fewer defects and lower overall cost of ownership.  For more information about NexPlanar Corporation, visit www.nexplanar.com.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management, international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities, including NexPlanar, the potential risks and uncertainties of which include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of customers of the Company and NexPlanar to the transaction, the company's ability to successfully integrate NexPlanar's operations and employees, to maintain, develop and grow NexPlanar's business after the closing, and to realize the expected benefits of the acquisition; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; the operation of facilities by Cabot Microelectronics Corporation; and general economic and business conditions.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2015 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2014, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.